UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017 (May 30, 2017)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

PDC Energy, Inc. (the “Company”) held its annual meeting of stockholders on May 30, 2017 (the “Annual Meeting”). Holders of 65,782,611 shares of the Company’s common stock outstanding at the close of business on the record date of March 30, 2017 were entitled to vote at the meeting, of which 58,615,114 shares, or approximately 89% of those entitled to vote, were represented in person or by proxy at the annual meeting.

The certified results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 — Election of Class I Directors

David C. Parke	For:	53,719,139
	Withheld:	3,323,182
	Broker Non-Votes:	1,572,793

Jeffrey C. Swoveland	For:	55,364,673
	Withheld:	1,677,648
	Broker Non-Votes:	1,572,793

PROPOSAL # 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

For:	57,990,578
Against:	603,947
Abstain:	20,589

PROPOSAL # 3 — Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

For:	54,457,548
Against:	2,379,385
Abstain:	205,388
Broker Non-Votes:	1,572,793

PROPOSAL # 4 — Approve, on an advisory basis, the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s Named Executive Officers

One Year:	48,744,729
Two Years:	10,298
Three Years:	8,249,618
Abstain:	37,676
Broker Non-Votes:	1,572,793

With respect to Proposal #4 and after consideration of the advisory vote of the Company's stockholders at the Annual Meeting, the Company’s Board of Directors has determined to continue to hold the advisory stockholder vote on the compensation of the Company’s Named Executive Officers on an annual basis.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

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